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Exhibit 21.1

Sanmina-SCI Systems (Alabama), Inc.
SCI Plant No. 5, LLC
SCI Technology, Inc.
SCIMEX, Inc.
Compatable Memory, Inc.
Viking Interworks, Inc.
SCI Plant No. 22, LLC
Hadco Santa Clara, Inc.
Interagency, Inc.
Newisys, Inc.
Sanmina General, L.L.C.
Sanmina Limited, L.L.C.
Sanmina-SCI Netherlands Holding, LLC
Sanmina-SCI Systems Holdings, Inc.
SCI Systems, Inc.
Hadco Corporation
Sanmina-SCI Enclosure USA Inc.
Sanmina-SCI Systems Enclosures (Denton) Inc.
Sanmina Texas L.P.
Hadco Foreign Sales Corp.
Sanmina-SCI Holdings Pty Ltd.
Sanmina-SCI Australia Pty. Ltd.
Sanmina-SCI Systems (WA) Pty Ltd.
SCI Foreign Sales, Inc.
Continental Circuits International Inc.
Sanmina Foreign Sales Corporation
Sanmina-SCI do Brazil Ltda
Sanmina-SCI do Brasil Integration Ltd
Sanmina-SCI do Brasil Technology Ltda
Davos Group Limited
Sanmina (B.V.I.)
Sanmina Cayman Ltd.
Sanmina-SCI Systems (Canada) Inc.
SCI Brockville Corporation

Sanmina-SCI Czech Republic S.p.o.l. sro
Sanmina-SCI Enclosures Systems Oy
Sanmina-SCI Haukipudas OY
Sanmina SAS
SCI Holding France SAS
Sanmina France
Sanmina-SCI France EMS
Sanmina-SCI France Real Estate
SCI France, S.A.
Sanmina-SCI GmbH
Inboard Leiterplattentechnologie GmbH
Inboard Leiterplattentechnologie Verwaltungs GmbH
Pentex-Schweizer Circuits GmbH
Sanmina-SCI Cable Systems GmbH
Sanmina-SCI Germany GmbH
Sanmina-SCI Holdings GmbH & Co. KG
Sanmina-SCI Verwaltungs GmbH
Sanmina-SCI Enclosure Systems, (Asia) Ltd.
Sanmina-SCI (China) Limited
Sanmina-SCI (Asia) Limited
Sanmina-SCI (H.K.) Ltd
Sanmina-SCI (Taiwan) Ltd.
SST Lease KFT
Sanmina Enclosures Systems Hungary Limited Liability Company
Sanmina-SCI Hungary Electronics Manufacturing Limited Liability Company
Samina-SCI India Private Limited
PT. Sanmina-SCI Batam
Hadco Ireland Limited
Sanmina-SCI Ireland
Compatible Memory International Limited
Dowlas Holding Limited
Sanmina-SCI Systems Ireland Limited
SCI Alpha Limited
SCI Irish Holdings

Viking Components Ireland Limited
Sanmina-SCI Israel Medical Systems, Ltd.
Sanmina-SCI Israel EMS Ltd.
Sanmina-SCI Systems Israel Ltd
Sanmina-SCI Systems Tel Aviv Ltd.
Sanmina-SCI Systems Japan, Ltd.
Sanmina-SCI Japan, Inc.
Sanmina-SCI Luxembourg S.a.r.l.
Sanmina-SCI Systems (Malaysia) SND BHD
Pentex-Schweizer Circuits (M) Sdn Bhd
Sanmina-SCI Corporation (Malaysia) SDN BHD
AET Holdings Limited
CMS Mexicana, S.A. de C.V.
Sanmina-SCI Cable Systems de Monterrey S.de R.L. de C.V.
SANMINA-SCI Cable Systems Services, S. de R.L. de C.V.
Sanmina-SCI de Mexico S.A. de C.V.
Sanmina-SCI RSP de Mexico S.A. de C.V.
Sanmina-SCI Systems de Mexico S.A. de C.V.
Sanmina-SCI Systems Services de Mexico S.A. de C.V.
Sanmina-SCI/TAG de Mexico S.A. de C.V.
AET Holland C.V.
Sanmina-SCI Holdings B.V.
Sanmina-SCI Netherlands B.V.
SCI Netherlands Holding B.V.
Sanmina-SCI Enclosure Systems Lisburn Limited
Sanmina-SCI Enclosure Systems (Suzhou) Co. Ltd.
Sanmina-SCI Enclosures Systems (Shenzen) Limited
Sanmina-SCI Systems Electronics (Kunshan) Company Limited
Sanmina-SCI (Shenzhen) Ltd.
Sanmina-SCI Circuits (Wuxi) Co., Ltd
Sanmina Enclosure Systems Limited
Sanmina-SCI Systems Singapore, PTE LTD

Sanmina-SCI Circuits PTE LTD
Sanmina-SCI Electronics PTE LTD
Sanmina-SCI Investments PTE LTD
Sanmina-SCI Pte Ltd
Viking Interworks Asia (S) Pte Ltd.
Sanmina-SCI Espana S.L.U.
Sanmina-SCI AB
Sanmina-SCI Development AB
Sanmina-SCI Enclosures Systems AB
Sanmina-SCI Holding, AB
Sanmina-SCI Kista AB
SCI Systems Sweden AB
Segerstrom & Svensson Eskilstuna AB
Sanmina International AG
Sanmina-SCI Systems (Thailand) Limited
Sanmina-SCI UKLP
Sanmina-SCI PC Operations, Ltd.
Sanmina-SCI UK Limited
SCI Development Ltd.
Hadco Canadian Branch
Taiwan Branch

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  Exhibit 21.1